EXHIBIT 99.1

MercadoLibre, Inc. Reports Financial Results for First Quarter 2012

* Items sold during Q1'12 increased by 38.1% year-over-year to 15.0 million

* Net Revenues in Q1'12 increased by 36.2% year-over-year to 83.7 million, a 43.6% growth in local currencies

* Q1'12 net income increased by 39.7% year-over-year to $19.6 million, a 47.0% growth in local currencies

BUENOS AIRES, Argentina, May 8, 2012 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the first quarter ended March 31, 2012.

Marcos Galperin, President and Chief Executive Officer of MercadoLibre, Inc., commented, "It was a solid start to the year for MercadoLibre as we look to sustain last year's business momentum. Our strong results during the first quarter of 2012 are a result of continued execution against the strategic plan we have established for the company. Shoppers increased their activity on our marketplace as we remained focused on user experience, continuing to strengthen our technology while posting visible improvements to our services. I look forward to the rest of 2012, as we keep driving innovation on top of the success of our current initiatives, with the goal of delivering sustained top and bottom line growth during 2012".

Financial Results Summary

MercadoLibre reported consolidated net revenues for the three months ended March 31, 2012 of $83.7 million, representing a year-over-year growth of 36.2% in USD, and 43.6% in local currencies.

For the three months ended March 31, 2012, gross merchandise volume grew 38.6% year-over-year to $1,321.7 million, while total payment volume grew 50.9% year-over-year to $370.1 million. In local currencies, gross merchandise volume grew 45.3% year-over-year, while payment volume grew 61.0% year-over-year.

Items sold on MercadoLibre during the first quarter 2012 increased 38.1% to 15.0 million, while total payments transactions through MercadoPago increased 84.6% to 4.9 million.

Gross profit for the first quarter of 2012 was $62.6 million, a 32.9% increase over the previous year quarter. Gross profit margin for the period was 74.8%, down from 76.7% during the first quarter of 2011.

Total operating expenses during the first quarter 2012 increased 35.5% from $27.8 million to $37.7 million. Total operating expenses as percentage of net revenues for the first quarter of 2012 were 45.0%, down from 45.3% for the same quarter one year earlier.

Income from operations for the first quarter 2012 was $24.9 million, representing a year-over-year growth of 29.2% in USD, and 36.1% in local currencies. Operating income margin for the period was 29.8%, down from 31.4% during the first quarter of 2011, driven by gross profit margin contraction.

Net Income before taxes was $26.9 million, an increase of 34.2% over the first quarter of 2011. The blended tax rate for the quarter was of 27.0%, as compared to 29.9% during the same quarter one year earlier.

Net income for the three months ended March 31, 2012, increased 39.7% year-over-year to $19.6 million, a local currency growth of 47.0%. Net income margin was 23.5% for the first quarter of 2012, compared to 22.9% for the same period last year. Earnings per share for the first quarter of 2012 were $0.45 compared to $0.32 for the prior year quarter.

Free cash flow, defined as cash from operating activities less purchases of property, equipment and intangible assets, was $15.3 million for the three months ended March 31, 2012.

The following table summarizes certain key performance metrics for the three months ended March 31, 2012 and 2011.

Three month ended March 31, (in MM)	2012	2011	%YOY

Total confirmed registered users at the end of period	69.5	55.6	25.0%
New confirmed registered users during the period	3.6	2.7	36.6%
Gross merchandise volume	$1,321.7	$954.0	38.6%
Items sold	15.0	10.9	38.1%
Total payments volume	$370.1	$245.2	50.9%
Total payments transactions	4.9	2.6	84.6%

Table of Year-on-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates at previous years exchange rates

Consolidated Net Revenues
	Q1'10	Q2'10	Q3'10	Q4'10	Q1'11	Q2'11	Q3'11	Q4'11	Q1'12
Brazil	35%	26%	7%	15%	22%	15%	38%	39%	29%
Argentina	67%	62%	48%	52%	33%	37%	55%	70%	85%
Mexico	25%	19%	11%	12%	11%	7%	14%	31%	35%
Venezuela	59%	69%	61%	57%	58%	39%	57%	64%	66%
Others	47%	24%	14%	22%	22%	32%	37%	35%	34%
Total	45%	39%	23%	25%	26%	22%	41%	46%	44%

Conference Call and Webcast

 The Company will host a conference call and audio webcast on May 8, 2012 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (970) 315-0420 or (877) 303-7209 (Conference ID 76688140) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre Marketplace and confirmed their registration.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre Marketplace and confirmed their registration.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold – Measure of the number of items sold/purchased through the MercadoLibre Marketplace.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Total payment transactions – Measure of the number of all transactions paid for using MercadoPago.

Operating margin – Defined as income from operations as a percentage of net revenues.

Net Income margin – Defined as net income as a percentage of net revenues.

Free Cash Flow – Defined as cash flow from operating activities less property, equipment and intangible asset.

Local Currency Growth Rates – Calculated by using the average monthly exchange rate for each month during the previous year and applying it to the corresponding month in the current year, so as to calculate what the growth would have been had exchange rates been the same throughout both periods.

About MercadoLibre

Founded in 1999, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in each country in which it operates according to metrics provided by comScore Networks. MercadoLibre maintains a leadership position in 12 Latin American countries. The Company is listed on NASDAQ (Nasdaq:MELI) following its initial public offering in 2007.

For more information about the company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets

	March 31,	December 31,
	2012	2011
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$ 75,874,938	$ 67,381,677
Short-term investments	82,722,150	74,928,620
Accounts receivable, net	16,338,071	16,815,087
Credits Cards Receivables	23,964,431	23,855,689
Prepaid expenses	1,955,533	1,269,594
Deferred tax assets	9,949,385	9,131,638
Other assets	6,394,655	6,863,250
Total current assets	217,199,163	200,245,555
Non-current assets:
Long-term investments	43,084,473	43,933,316
Property and equipment, net	33,117,055	30,877,719
Goodwill, net	63,935,487	62,093,948
Intangible assets, net	6,626,787	6,494,857
Deferred tax assets	6,537,804	6,491,646
Other assets	6,068,687	5,794,395
Total non-current assets	159,370,293	155,685,881

Total assets	$ 376,569,456	$ 355,931,436

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$ 21,727,978	$ 20,251,313
Funds payable to customers	70,486,512	69,216,185
Payroll and social security payable	13,145,102	13,525,293
Taxes payable	9,888,797	11,633,178
Loans payable and other financial liabilities	142,687	146,194
Dividends payable	4,812,036	3,531,362
Total current liabilities	120,203,112	118,303,525
Non-current liabilities:
Payroll and social security payable	3,950,099	3,844,172
Loans payable and other financial liabilities	101,249	136,227
Deferred tax liabilities	8,481,593	8,670,606
Other liabilities	2,153,587	1,797,890
Total non-current liabilities	14,686,528	14,448,895
Total liabilities	$ 134,889,640	$ 132,752,420

Commitments and contingencies
Redeemable noncontrolling interest	$ 4,000,000	$ 4,000,000

Equity:
Common stock, $0.001 par value, 110,000,000 shares authorized, 44,147,120 and 44,142,020 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	$ 44,147	$ 44,142
Additional paid-in capital	120,463,063	120,452,032
Retained earnings	150,867,488	135,726,188
Accumulated other comprehensive loss	(33,694,882)	(37,043,346)
Total Equity	237,679,816	219,179,016

Total liabilities, redeemable noncontrolling interest and equity	$ 376,569,456	$ 355,931,436

Consolidated statements of income

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
Net revenues	$ 83,736,006	$ 61,459,668
Cost of net revenues	(21,096,297)	(14,331,703)
Gross profit	62,639,709	47,127,965

Operating expenses:
Product and technology development	(7,586,074)	(5,156,890)
Sales and marketing	(17,427,679)	(13,228,942)
General and administrative	(12,695,212)	(9,450,977)
Total operating expenses	(37,708,965)	(27,836,809)
Income from operations	24,930,744	19,291,156

Other income (expenses):
Interest income and other financial gains	3,088,560	1,873,768
Interest expense and other financial charges	(77,317)	(628,950)
Foreign currency loss	(1,032,978)	(500,655)
Other income / (loss), net	(4,252)	20,344
Net income before income / asset tax expense	26,904,757	20,055,663

Income / asset tax expense	(7,267,719)	(5,998,029)
Net income	$ 19,637,038	$ 14,057,634

Less: Net Income attributable to Noncontrolling Interest	2,428	--
Net income attributable to MercadoLibre, Inc.	$ 19,634,610	$ 14,057,634

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
Basic EPS
Basic net income attributable to MercadoLibre, Inc. per common share	$ 0.45	$ 0.32

Weighted average shares	44,142,076	44,131,383

Diluted EPS
Diluted net income attributable to MercadoLibre, Inc. per common share	$ 0.45	$ 0.32

Weighted average shares	44,147,796	44,147,667

Consolidated statements of cash flows

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
Cash flows from operations:
Net income	$ 19,637,038	$ 14,057,634
Adjustments to reconcile net income to net cash provided by operating activities:
Net Income attributable to Noncontrolling Interest	2,428	--
Depreciation and amortization	1,966,624	1,541,143
Accrued interest	(816,543)	(575,613)
LTRP accrued compensation	1,849,633	1,170,710
Deferred income taxes	(190,810)	316,866
Changes in assets and liabilities:
Accounts receivable	1,803,522	(378,620)
Credit Card Receivables	(116,468)	479,325
Prepaid expenses	(673,723)	71,641
Other assets	493,886	(70,095)
Accounts payable and accrued expenses	(6,375,961)	(4,754,255)
Funds payable to customers	(159,063)	3,072,102
Provisions	1,407,480	18,026
Other liabilities	158,139	220,113
Net cash provided by operating activities	18,986,182	15,168,977
Cash flows from investing activities:
Purchase of investments	(86,658,793)	(99,069,739)
Proceeds from sale and maturity of investments	83,583,664	80,823,544
Purchases of intangible assets	(31,508)	(73,405)
Purchases of property and equipment	(3,696,281)	(2,886,154)
Net cash used in investing activities	(6,802,918)	(21,205,754)
Cash flows from financing activities:
Dividends paid	(3,531,362)	--
Stock options exercised	--	885
Net cash provided in financing activities	(3,531,362)	885
Effect of exchange rate changes on cash and cash equivalents	(158,641)	173,684
Net increase in cash and cash equivalents	8,493,261	(5,862,208)
Cash and cash equivalents, beginning of the period	67,381,677	56,830,466

Cash and cash equivalents, end of the period	$ 75,874,938	$ 50,968,258

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
Supplemental cash flow information:
Cash paid for interest	$ 20,646	$ 13,889
Cash paid for income and asset taxes	$ 10,015,712	$ 7,898,283

Financial results of reporting segments

	Three Months Ended March 31, 2012
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 42,164,654	$ 18,116,469	$ 6,583,865	$ 11,241,572	$ 5,629,446	$ 83,736,006
Direct costs	(25,743,214)	(8,122,935)	(3,646,637)	(4,847,335)	(2,815,667)	(45,175,788)
Direct contribution	16,421,440	9,993,534	2,937,228	6,394,237	2,813,779	38,560,218

Operating expenses and indirect costs of net revenues						(13,629,474)
Income from operations						24,930,744

Other income (expenses):
Interest income and other financial gains						3,088,560
Interest expense and other financial results						(77,317)
Foreign currency loss						(1,032,978)
Other losses, net						(4,252)
Net income before income / asset tax expense						$ 26,904,757

	Three Months Ended March 31, 2011
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 34,723,195	$ 10,579,932	$ 5,234,333	$ 6,770,453	$ 4,151,755	$ 61,459,668
Direct costs	(20,075,608)	(4,427,098)	(2,716,359)	(3,069,739)	(2,100,316)	(32,389,120)
Direct contribution	14,647,587	6,152,834	2,517,974	3,700,714	2,051,439	29,070,548

Operating expenses and indirect costs of net revenues						(9,779,392)
Income from operations						19,291,156

Other income (expenses):
Interest income and other financial gains						1,873,768
Interest expense and other financial results						(628,950)
Foreign currency loss						(500,655)
Other income, net						20,344
Net income before income / asset tax expense						$ 20,055,663
CONTACT: MercadoLibre, Inc.
         Investor Relations
         investor@mercadolibre.com
         http://investor.mercadolibre.com